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                                                                   EXHIBIT 4.06



                         SERVICESOFT TECHNOLOGIES, INC.
                        1999 STOCK OPTION AND GRANT PLAN



        SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Servicesoft Technologies, Inc. 1999 Stock Option and Grant Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants, advisors and other key persons of Servicesoft Technologies, Inc. (the "Company") and its Subsidiaries (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Exchange Act of 1934, as amended.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" has the meaning specified in Section 2.

        "Effective Date" means the date on which the Plan is approved by Board of Directors as set forth in Section 13.

        "Fair Market Value" of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, then clause (i) shall not apply and the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported; or (iii) if the Stock is not publicly traded on a securities exchange or traded in the over-the-counter market or, if traded or quoted, there are no transactions or quotations within the last ten trading days or trading has been halted for extraordinary reasons, the Fair Market Value on any given date shall be determined in good faith by the Committee with reference to the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations; and (iv) notwithstanding the foregoing, the Fair Market Value of the Stock on the effective date of the Initial Public Offering shall be the offering price to the public of the Stock on such date.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Independent Director" means a member of the Board who is neither an employee or officer of the Company or any Subsidiary.

        "Initial Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Stock to the public.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.




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        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Restricted Stock Award" means any Award granted pursuant to Section 6.

        "Service Relationship" means any relationship as an employee, part-time employee or consultant of the Company or any Subsidiary of the Company such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the participant's status changes from full-time employee to part-time employee or consultant.

        "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

        "Unrestricted Stock Award" means any Award granted pursuant to Section
7.

        SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

           (a) Committee. The Plan shall be administered by the Board of Directors of the Company, or at the discretion of the Board, by a committee of the Board consisting of not less than two Directors; provided, however, that if each member of the Committee is not (i) a "Non-Employee Director" within the meaning of Rule 16b-3(a)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "Outside Director" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder, any Awards granted to individuals subject to the reporting requirements of Section 16 of the Exchange Act shall be approved by the Board of Directors. All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee of the Board, as applicable).

           (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

               (1) to select the officers, employees, Independent Directors, consultants, advisers and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

               (2) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more participants;

               (3) to determine the number of shares of Stock to be covered by any Award;

               (4) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

               (5) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration,



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               (6) to impose any limitations on Awards granted under the Plan, including limitations on transfers repurchase provisions and the like and to exercise repurchase rights or obligations;

               (7) subject to the provisions of Section 5(a)(3), to extend at any time the period in which Stock Options may be exercised;

               (8) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

               (9) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable, to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the plan.

               All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

           (c) Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of delegation and shall contain guidelines as to the determination of the exercise price of any Option, the price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

        SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

           (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall initially be 1,876,498 shares of Stock; provided that, on the consummation of the Company's initial public offering of its Common Stock and on each January 1 during the term of the Plan, commencing on January 1, 2001, unless the Board determines otherwise, the maximum number of shares of Stock for which Awards may be granted under the Plan shall be automatically increased (i) to the number which maintains the number of shares reserved for issuance under the Plan and any other stock and/or option plan of the Company at twenty percent (20%) of the issued and outstanding capital stock of the Company calculated on an as-converted, fully-diluted basis (the "Diluted Capital Stock") (after such increase) or (ii) by a number of shares of Stock equal to four percent (4%) of the Diluted Capital Stock, whichever is greater; provided further that, in no event shall the number of shares reserved for issuance under the Plan exceed 10,000,000. For purposes of the foregoing limitations, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that from and after the date the Plan is subject to Section 162(m) of the Code, Awards with respect to no more than 1,000,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

           (b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction in the capital structure of the Company without consideration, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or




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other securities of the Company or any successor company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options, or other Awards that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options or other Awards under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable and the repurchase price for shares subject to repurchase. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but will either be replaced by a cash payment equal to the fair market value of such fraction of a share or will be rounded up to the nearest whole share, as reasonably determined by the Committee. Any adjustment or determination by the Committee shall be final, binding and conclusive.

           (c) Mergers and Other Corporate Transactions. In the case of (i) a merger, reorganization or consolidation between the Company in which the Company is not the surviving corporation and in which entity the holders of the Company's outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, (iii) the sale of all of the Stock of the Company to an unrelated person or entity, or (iv) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (in each case, a "Corporate Transaction"), unless provision is made in connection with the Corporate Transaction for the assumption of Awards heretofore granted, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment to the number and kind of shares, and if appropriate, the per share exercise price as provided in Section 3(b) above, fifty percent (50%) of the remaining unvested portion of the total Awards held by such participant issued previously under the Plan shall vest immediately and become exercisable, except with respect to such Awards as the Committee otherwise determines at the time of grant of such Awards. If provision is made in connection with the Corporate Transaction for the assumption of the Awards heretofore granted, or the substitution of such Awards with new Awards of the successor entity or parent thereof, and a participant's Service Relationship with such successor entity or parent thereof is, on or within twelve (12) months after such Corporate Transaction, terminated by such successor entity or parent thereof, then fifty percent (50%) of the remaining outstanding Awards held by such participant, to the extent not fully vested and exercisable, shall become fully vested and exercisable. Notwithstanding the foregoing , in the event of a Corporate Transaction, fifty percent (50%) of the remaining unvested portion of the total number of Awards held by each director of the Company who is not an employee of the Company, issued previously under the Plan shall vest immediately upon such Corporate Transaction and become exercisable, whether or not provision is made for the assumption of such Awards or the substitution of such Awards with new Awards of the successor entity or parent thereof. Upon the effectiveness of the Corporate Transaction, the Plan and all Awards granted hereunder shall, unless assumed by the successor entity, terminate. In the event of such termination, each optionee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination all outstanding Awards held by such optionee which are then exercisable.

           (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

        SECTION 4. ELIGIBILITY.

           Participants in the Plan will be such officers and other employees, Independent Directors, consultants, advisors and other key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.



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        SECTION 5. STOCK OPTIONS.

           Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

           Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. Non-Qualified Stock Options may be granted to officers, employees, Independent Directors, advisors, consultants and other key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

           No Incentive Stock Option shall be granted under the Plan after November 1, 2009.

           (a) Terms of Stock Options. Stock Options granted under the plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan as the Committee shall deem desirable:

               (1) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

               (2) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of Stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Option shall be no more than five years from the date of grant.

               (3) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash compensation shall be exercisable in full as of the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

               (4) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods; provided, however, that the methods set forth in subsections (ii) and (iii) below shall become available only after the closing of the Initial Public Offering:

                   (i) In cash by certified or bank check or other instrument acceptable to the Committee;

                   (ii) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion such surrendered shares shall be valued at Fair Market Value on the exercise date;

                   (iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to



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pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

                   (iv) By the optionee delivering to the Company a promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note.

           Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

               (5) Termination. Unless otherwise provided in the option agreement or determined by the Committee, upon the optionee's termination of employment (or other business relationship) with the Company and its Subsidiaries, the optionee's rights in his Stock Options shall automatically terminate.

               (6) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

           (b) Non-transferability of Options. No Stock option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee; provided, however, that an optionee may transfer, without consideration for the transfer, the Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organization so long as the transferee agrees in writing to be bound by the terms and conditions of this Plan and the applicable Option Agreement.

           (c) Escrow; Pledge of Shares. To enforce any restrictions on a grant of Stock, the Committee may require the recipient to deposit all certificates representing the Stock together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any recipient who is permitted to execute a promissory note as partial or full consideration for the purchase of Stock under this Plan will be required to pledge and deposit with the Company all or part of the Stock so purchased as collateral to secure the payment of recipient's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the recipient under the promissory note notwithstanding any pledge of the recipient's Stock or other collateral. In connection with any pledge of the Stock, the recipient will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Stock purchased with the promissory not may be released from the pledge on a pro rata basis as the promissory note is paid.

        SECTION 6. RESTRICTED STOCK AWARDS

           (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock").



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Conditions may be based on continuing employment (or other business relationship) and/or achievement or pre-established performance goals and objectives.

           (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below.

           (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates under the conditions specified in the relevant instrument relating to the Award, or upon such other event or events as may be stated in the instrument evidencing the Award, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant instrument, to repurchase some or all of the shares of Stock subject to the Award at such purchase price as is set forth in such instrument.

           (d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

           (e) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.



        SECTION 7. UNRESTRICTED STOCK AWARDS

           (a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any participant, pursuant to which such participant may receive shares of Stock free of any vesting restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

           (b) Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of a participant and with the consent of the Committee, each such participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such participant in the form of shares of Unrestricted Stock either currently or on a deferred basis.

           (c) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

        SECTION 8. TAX WITHHOLDING

           (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld



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with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

           (b) Payment in Stock. Subject to approval by the Committee, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

        SECTION 9. TRANSFER, LEAVE OF ABSENCE, ETC.

           For purposes of the Plan, the following events shall not be deemed a termination of employment:

           (a) a transfer to the employment of the Company from a subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

           (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

        SECTION 10. AMENDMENTS AND TERMINATION

           The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the
Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Committee to be required by the Act to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company's stockholders who are eligible to vote at a meeting of stockholders.

        SECTION 11. STATUS OF PLAN

           With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

        SECTION 12. GENERAL PROVISIONS

           (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

           No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards, as it deems appropriate.



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           (b) Other Compensation Arrangements; No Employment Rights. Nothing
contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adopting of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary; and any Awards shall not be considered compensation for purposes of determining any severance benefits the participants may otherwise be entitled to.

        SECTION 13. EFFECTIVE DATE OF PLAN

        The Plan shall become effective on the date of its adoption by the Board of Directors, but subject, nevertheless, to (a) approval, within twelve (12) months thereof, by the stockholders representing at least a majority of the voting stock of the Company or by such greater percentage as may from time to time be required under the laws of the State of Delaware, and (b) such approvals as may be required by any other public authorities. Options under this Plan may be granted but not exercised until it is approved by the Company's shareholders. In the event the Plan is not approved, the Plan shall terminate and all Options granted shall be void and have no force or effect.

        SECTION 14. GOVERNING LAW

        This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.




Adopted by the Board of Directors and Effective:  November 1, 1999

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                           UNDER THE SERVICESOFT, INC.
                        1999 STOCK OPTION AND GRANT PLAN


Name of Optionee:                   <<Optionee>>

No. of Option Shares:               <<Shares_>> Shares of Common Stock

Grant Date:                         <<Grant_Date>>

Option Exercise Price/Share:        <<Grant_Date>>

           Pursuant to the Servicesoft, Inc. 1999 Stock Option and Grant Plan (the "1999 Plan"), Servicesoft, Inc. a Delaware corporation (together with all successors thereto, the "Company"), hereby grants to the person named above (the "Optionee"), who is an officer, employee, director, consultant or other key person of the Company or any of its Subsidiaries (as defined in the 1999 Plan), an option (the "Stock Option") to purchase on or prior to the Expiration Date (as defined below), all or any part of the number of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company indicated above (the "Option Shares," and such shares once issued shall be referred to as the "Issued Shares"), at the option exercise price per share specified above (the "Option Exercise Price"), subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement (the "Agreement") and in the 1999 Plan. The term of this option shall commence on the Grant Date (as set forth above) and shall expire on the date ten (10) years from the Grant Date. This Stock Option is not intended to qualify as an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the 1999 Plan.

1. VESTING, EXERCISABILITY, AND TERMINATION.

           (a) No portion of this Stock Option may be exercised until such portion shall have vested.

           (b) Except as set forth below and in Section 6, and subject to the determination of the Compensation Committee of the Board of Directors of the Company or the Board of Directors of the Company, as applicable (the "Committee"), in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the Option Shares on the respective dates as follows: (i) 25% of the Option Shares on the first anniversary of the Grant Date (as set forth above) and (ii) 2.08% of the Option Shares on the monthly anniversary of the Grant Date thereafter.

           (c) Except as set forth in the 1999 Plan with regard Corporate Transactions, in the event that the Optionee's Service Relationship with the Company and its Subsidiaries terminates for any reason or under any circumstances, including the Optionee's resignation, retirement or termination by the Company, upon the Optionee's death or disability, or for any other reason, regardless of the circumstances thereof, this Stock Option may thereafter be exercised, to the extent it was vested and exercisable on such date of such termination, until the date specified in Section 1(d) below. Any portion of the Stock Option that is not exercisable on the date of termination of the Optionee's Service Relationship with the Company shall immediately expire and be null and void.

           (d) Subject to the provisions of Section 6 below, once any portion of this Stock Option becomes vested and exercisable, it shall continue to be exercisable by the Optionee or his or her successors as contemplated herein at any time or times prior to the earliest of (i) the date which is (A) 12 months following the date on which the Optionee's Service Relationship with the Company and its Subsidiaries terminates due to death or disability (as defined in Section 422(c)(6) of the Code) or (B) 90 days following the date on which the Optionee's Service Relationship with the Company terminates if the termination is due to any other reason, provided however, if the Optionee's Service Relationship with the Company is terminated for cause, this Stock Option shall terminate immediately upon the date of the Optionee's termination, or (ii) the date ten (10) years from the Grant Date (the earlier to occur of such dates being the "Expiration Date"). For purposes of this Agreement the Committee shall have sole discretion to determine the reason for the termination of the Optionee's Service Relationship with the Company or any Subsidiary.

2. EXERCISE OF STOCK OPTION.

           (a) The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date (subject to Section 6), the Optionee may deliver a Stock Option exercise notice (an "Exercise Notice") in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares with respect to which this Stock Option has vested at the time of such notice. Such notice shall specify the number of Option Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods; provided, however, that the methods set forth in subsections
(ii) and (iii) below shall become available only after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock of the Company to the public (and "Initial Public Offering"):

               (i) In cash by certified or bank check or other instrument acceptable to the Committee; or

               (ii) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion such surrendered shares shall be valued at Fair Market Value on the exercise date;

               (iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure;

               (iv) By the optionee delivering to the Company a promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note

           (b) Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the 1999 Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Option Shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the terms of this Agreement.

           (c) Notwithstanding any other provision hereof or of the 1999 Plan, no portion of this Stock Option shall be exercisable after the Expiration Date, including such date as is contemplated by Section 6 hereof.

3. INCORPORATION OF 1999 PLAN. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the 1999 Plan.

4. TRANSFERABILITY. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. This Stock Option may be exercised during the Optionee's lifetime only by the Optionee (or by the Optionee's guardian or personal representative in the event of the Optionee's incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee's Stock Option in the event of the Optionee's death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the executor of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee's death.

5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The shares of stock covered by this Stock Option are shares of Common Stock of the Company. Subject to Section 6 hereof, if the shares of Common Stock as a whole are increased, decreased, changed or converted into or exchanged for a different number or kind of shares or securities of the Company or any successor entity (or a parent or Subsidiary thereof), whether through merger or consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares and in the per share exercise price of shares subject to any unexercised portion of this Stock Option. In the event of any such adjustment in this Stock Option, the Optionee thereafter shall have the right, subject to Section 6, to purchase the number of shares under this Stock Option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to this Stock Option immediately prior to such adjustment, all references herein to Common Stock shall be deemed to refer to the security that is subject to acquisition upon exercise of this Stock Option and all references to the Company shall be deemed to refer to the issuer of such security. Adjustments under this
Section 5 shall be determined by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. No fractional shares of Common Stock shall be issued under the 1999 Plan resulting from any such adjustment, but the Company in its discretion may make a cash payment in lieu of fractional shares.

6. EFFECT OF CORPORATE TRANSACTIONS. In the event of a Corporate Transaction (as defined in the 1999 Plan), this Option shall be subject to termination, assumption, substitution, adjustment and/or limitation as provided in Section 3(c) of the 1999 Plan.

7. WITHHOLDING TAXES. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Committee, the Optionee may elect to have the minimum withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock-with an aggregate fair market value that would satisfy the withholding amount due. The Optionee acknowledges and agrees that the Company or any Subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

8. COMPANY'S RIGHT OF FIRST REFUSAL.

           (a) Exercise of Right. If the Optionee desires to transfer all or any part of the Issued Shares, or any other shares of Common Stock owned by the Optionee, to any person other than the Company (an "Offeror"), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Issued Shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counternotice to the Optionee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counternotice.

           (b) Sale of Company Option Shares to Offeror. The Optionee may, for 60 days after the expiration of the 30-day option period as set forth in Section 8(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this Section 8.

           (c) Adjustments for Changes in Capital Structure. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 8 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Issued Shares.

           (d) Failure to Deliver Option Shares. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing the Company Option Shares to be sold to the Company or its assignee pursuant to this
Section 8, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Issued Shares delivered to the Optionee reflecting the restrictions on transfer provided in this Section 8.

           (e) Expiration of Company's Right of First Refusal. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering or such other event as a result of or following which the Common Stock shall be publicly held.

9. LOCKUP PROVISION. The Optionee agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company's Initial Public Offering or 90 days in the case of any other public offering.

10. MISCELLANEOUS PROVISIONS.

           (a) Employment. This Option does not confer upon the Optionee any rights with respect to employment or continuation of employment or the Service Relationship with the Company, nor shall it interfere with any right of the Company to terminate such employment or Service Relationship at anytime.

           (b) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

           (c) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

           (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (or the state of incorporation of any successor corporation) without regard to conflict of law principles.

           (e) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

           (f) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

           (g) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their -signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

           (h) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

           (i) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                            [SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.



                                        Servicesoft, Inc..



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        Address:
                                                 Two Apple Hill Drive
                                                 Natick, MA 01760

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

                                    OPTIONEE:




                                    -------------------------------------------
                                    <<Optionee>>

                                    Optionee's Address:
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------


                                    DESIGNATED BENEFICIARY:



                                    -------------------------------------------
                                    Name:


                                    Beneficiary's Address:


                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------

                                   APPENDIX A

                          STOCK OPTION EXERCISE NOTICE



Servicesoft, Inc.
Attention: Chief Financial Officer
Two Apple Hill Drive
Natick, MA 01760



Pursuant to the terms of my Non-Qualified Stock Option Agreement dated [____________ ] (the "Agreement") under the Servicesoft, Inc. 1999 Stock Option and Grant Plan, I, ____________ [Insert name], hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $_______ representing the purchase price for ______________[Fill in number of Option Shares] _____ option shares. I have chosen the following form(s) of payment:

                  [  ]       1.     Cash;
                  [  ]       2.     Certified or bank check payable to
                                    Servicesoft, Inc. or
                  [  ]       3.     Other (as described in the Agreement
                                    (please describe)

                                     ------------------------------------------

                                        Sincerely yours,




                                        ---------------------------------------
                                        <<Optionee>>


                                        Address:

                                        ---------------------------------------
                                        ---------------------------------------